As filed with the Securities and Exchange Commission on June 6, 2005

File No. 333-122967

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4
TO
FORM S-1

ON
FORM S-1/A

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

INTERNATIONAL METAL ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	6770	20-2055624
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1 Penn Plaza
Suite 2514
New York, New York 10119
(212) 798-8100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alan Kestenbaum, Chief Executive Officer
International Metal Enterprises, Inc.
1 Penn Plaza
Suite 2514
New York, New York 10119
(212) 798-8100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Alan Miller, Esq.	Mark J. Seelig, Esq.
Graubard Miller	Steven J. Musumeci, Esq.
The Chrysler Building	Meister Seelig & Fein LLP
405 Lexington Avenue	2 Grand Central Tower
New York, New York 10174	140 East 45th Street, 19th Floor
(212) 818-8800	New York, New York 10017
(212) 818-8881 - Facsimile	(212) 655-3500
(212) 655-3535 - Facsimile

          Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box .☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. ☒

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus
Subject to Completion, June 6, 2005

PROSPECTUS
$201,000,000
INTERNATIONAL METAL ENTERPRISES, INC.
33,500,000 units

          International Metal Enterprises, Inc. is a blank check company recently formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business. Our objective is to acquire an operating business in the metals or mining industries. We do not have any specific business combination under consideration or contemplation and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction.

This is an initial public offering of our securities. Each unit consists of:

•	one share of our common stock; and

•	two warrants.

          Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination and, 2006 [one year from the date of this prospectus], and will expire on, 2009 [four years from the date of this prospectus], or earlier upon redemption.

          We have granted the underwriters a 45-day option to purchase up to 5,025,000 additional units solely to cover over-allotments, if any (over and above the 33,500,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to Sunrise Securities Corp., the representative of the underwriters, for $100, as additional compensation, an option to purchase up to a total of 1,675,000 units at $7.50 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

          There is presently no public market for our units, common stock or warrants. The units will be quoted on the OTC Bulletin Board under the symbol on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the OTC Bulletin Board under the symbols and, respectively. We can not assure you that our securities will continue to be quoted on such market in the future.

          Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public offering price	Underwriting discount	Proceeds, before
		and commissions(1)	expenses, to us
Per unit	$6.00	$0.42	$5.58
Total	$201,000,000	$14,070,000	$186,930,000
———————————

(1)	Includes a non-accountable expense allowance in the amount of 1 % of the gross proceeds, or $0.06 per unit ($2,010,000 in total) payable to Sunrise Securities Corp.)

          Of the net proceeds we receive from this offering, $184,250,000 ($5.50 per unit) will be deposited into a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company acting as trustee.

          We are offering the units for sale on a firm-commitment basis. Sunrise Securities Corp., acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about               , 2005.

Sunrise Securities Corp.

 , 2005

          You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

i

PROSPECTUS SUMMARY

          This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to “we,” “us” or “our company” refer to International Metal Enterprises, Inc. The term “public stockholders” means the holders of common stock sold as part of the units in this offering or in the aftermarket, including any existing stockholders to the extent that they purchase such shares. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option. Additionally, unless we tell you otherwise, the information in this prospectus has been adjusted to give retroactive effect to a stock dividend of 0.76470588 shares of common stock for each outstanding share of common stock on February 18, 2005 and a stock dividend of 0.11666666 shares of common stock for each outstanding share of common stock on March 24, 2005.

          We are a blank check company organized under the laws of the State of Delaware on December 23, 2004. We were formed with the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in the metals or mining industries. To date, our efforts have been limited to organizational activities. Neither we, nor any of our officers, directors or existing stockholders or anyone on our behalf, has identified any acquisition candidate or taken any measures to locate any acquisition candidate other than the general market information and research set forth herein.

          In addition, we have not on our own, or through any other person, engaged any agent or consultant for the purposes of identifying or locating (whether directly, indirectly or otherwise) any acquisition candidate and we have not been approached by any candidate (or representative or agent of any candidate) with respect to a possible business combination with our company. We have also not (nor has anyone on our behalf) conducted any due diligence, discussions, and negotiations and/or undertaken other similar activities, directly or indirectly, with respect to a business combination with any entity.

Metals and Mining Industries

          We believe that the global metals and mining industries represent both a favorable environment for making acquisitions and an attractive operating environment for a target business for a number of reasons, including lagging investment in production capacity and strong global economic growth which has increased demand for metals and metal products.

          We currently intend to concentrate our search for acquisition candidates on companies with annual revenues of $100 million to $1 billion, that are at or near profitability. Our management believes, based solely on their collective experience and research, that over 300 publicly reporting companies in the metals and mining industries have revenues that fall within this range. Management is not aware of and has not conducted research to verify the number of privately held companies in this range. Management intends to consider both publicly held and privately held companies, and will not limit its search to a particular geographic region. However, we cannot assure you that we will be able to locate a target business, whether a public or private company, meeting these criteria or that, if we find such a target business, we would be able to consummate a business combination on favorable terms.

          Our initial business combination must be with a target business or businesses whose combined fair market value is at least equal to 80% of our net assets at the time of such acquisition. Consequently, we expect to have the ability to initially complete only a single business combination, although this may entail the simultaneous acquisitions of several operating businesses at the same time. If our business combination entails the simultaneous acquisitions of several operating businesses at the same time from different sellers, we will need to convince such sellers to agree that the purchase of their business is contingent on the simultaneous closings of the other acquisitions. Additionally, in such event, we would face additional risks including difficulties and expenses incurred in connection with the subsequent assimilation of the operations and services or products of the acquired companies into a single operating business.

          Our offices are located at 1 Penn Plaza, Suite 2514, New York, New York 10119, and our telephone number is (212) 798-8100.

The Offering

Securities offered:	33,500,000 units, at $6.00 per unit, each unit consisting of:

• one share of common stock; and

• two warrants.

The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants will trade separately on the 20th trading day after the earlier to occur of the expiration of the underwriter’s over-allotment option or its exercise in full. We will file a Current Report on Form 8-K, including an audited balance sheet, upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after the initial filing of such Form 8-K, an amended Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

Common stock:
Number outstanding before this offering	8,375,000 shares

Number to be outstanding after this offering	41,875,000 shares

Warrants:
Number outstanding before this offering	0

Number to be outstanding after this offering	67,000,000 warrants

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$5.00

Exercise period	The warrants will become exercisable on the later of:

• the completion of a business combination with a target business, and

• [ ], 2006 [one year from the date of this prospectus].

The warrants will expire at 5:00 p.m., New York City time, on [ ], 2009 [four years from the date of this prospectus] or earlier upon redemption.

Redemption	We may redeem the outstanding warrants (including any warrants issued upon exercise of our unit purchase option), with Sunrise Securities Corp.’s prior consent:

	•	in whole and not in part,

	•	at a price of $.01 per warrant at any time after the warrants become exercisable,

	•	upon a minimum of 30 days’ prior written notice of redemption, and

•
if, and only if, the last sales price of our common stock equals or exceeds $8.50 per share for any 20 trading days within a 30 trading day period ending three business days prior to our sending notice of redemption and the weekly trading volume of our common stock has been at least 800,000 shares for each of the two calendar weeks prior to our sending notice of redemption.

We have established these criteria because we believe it will provide warrant holders a premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant, prior to the date scheduled for redemption, on a “cashless basis” as described below in lieu of paying the cash exercise price.

Because we may redeem the warrants only with the prior consent of Sunrise Securities Corp. and it may hold warrants subject to redemption, it may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that Sunrise Securities Corp. will consent to such redemption if it is not inits best interest even though it may be in our best interest.

OTC Bulletin Board symbols for our:

Units	[ ]

Common stock	[ ]

Warrants	[ ]

Offering proceeds to be held in trust:
$184,250,000 of the net proceeds of this offering ($5.50 per unit) will be placed in a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, pursuant to an agreement to be signed on the date of this prospectus. The proceeds held in trust will not be released until the earlier of the completion of a business combination and our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust fund will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business. These expenses may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $2,230,000 after the payment of the expenses relating to this offering). There will be no fees or cash flows paid to the existing stockholders other than:

	•	Repayment of $300,000 no interest loan made by an affiliate, and

	•	Payment of $7,500 per month to Marco Realty for office space and related services.

None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust fund have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.

Stockholders must approve business combination:
We will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. The term public stockholders means the holders of the common stock sold as part of the units in this offering, or in the aftermarket, including any existing stockholders to the extent they purchase such shares in the offering or after market. We will proceed ith a business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights described below.

Conversion rights for stockholders voting to reject a business combination:
Public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust fund (initially $5.50 per share), including any interest earned on their portion of the trust fund, if the business combination is approved and completed. Our existing stockholders will not have such conversion rights with respect to the shares of common stock owned by them prior to this offering, but will have such rights with respect to shares purchased by them in the offering or after market. Public stockholders who convert their stock into their share of the trust fund will continue to have the right to exercise any warrants they may hold. Because the initial per-share conversion price is $5.50 per share (plus any interest), which is lower than the $6.00 per unit price paid in the offering and, which is likely to be lower than the market price of the common stock on the date of the conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

Liquidation if no business combination:
We will dissolve and promptly distribute only to our public stockholders the amount in our trust fund plus any remaining net assets if we do not effect a business combination within 12 months after consummation of this offering (or within 18 months from the consummation of this offering if a letter of intent, agreement in principle or definitive agreement has been executed within 12 months after consummation of this offering and the business combination has not yet been consummated within such 12 month period). All of our officers and directors own shares of our common stock, but have waived their right to receive distributions (other than with respect to common stock underlying units they purchase in this offering or common stock they purchase in the after market) upon our liquidation, prior to a business combination.

Escrow of existing stockholders’ shares:
On the date of this prospectus, all of our existing stockholders, including all of our officers and directors, will place all of the shares they owned before this offering into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Such shares may not be converted by the existing stockholders and the existing stockholders will not receive any liquidation distributions with respect to such shares if we are unable to consummate a business combination. Subject to certain limited exceptions, (such as transfers to relatives and trusts for estate planning purposes, while remaining subject to the escrow agreement), these shares will not be transferable during the escrow period and will not be released from escrow until [          ], 2008 [three years from the date of this prospectus].

Risks

          In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Additionally, our initial stockholders’ initial equity investment is below that which is required under the guidelines of the North American Securities Administrators Association, Inc. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 6 of this prospectus.

Summary Financial Data

          The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

		March 31, 2005
	December 31, 2004	(Unaudited)	As Adjusted
Balance Sheet Data:
Working capital	23,900	19,950	186,466,194
Total assets	100,000	287,294	186,466,194
Total liabilities	76,100	301,100	—
Value of common stock which may be converted to cash ($5.50 per share)	—	—	36,831,575
Stockholders’ equity/(deficiency)	23,900	(13,806)	149,634,619

          Working capital excludes $75,000 and $251,244 of costs related to this offering which were paid prior to December 31, 2004 and March 31, 2005, respectively. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the “as adjusted” information.

          The “as adjusted” information gives effect to the sale of the units we are offering including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale.

          The working capital and total assets amounts include the $184,250,000 being held in the trust fund, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will be dissolved and the proceeds held in the trust fund will be distributed solely to our public stockholders.

          We will not proceed with a business combination if public stockholders owning 20% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 19.99% of the 33,500,000 shares sold in this offering, or 6,696,650 shares of common stock, at an initial per-share conversion price of $5.50, without taking into account interest earned on the trust fund. The actual per-share conversion price will be equal to:

•	the amount in the trust fund, including all accrued interest, as of two business days prior to the proposed consummation of the business combination,

•	divided by the number of shares of common stock sold in the offering.

RISK FACTORS

          An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units.

Risks associated with our business

          We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

          We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business in the metals or mining industries. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues (other than interest income on the proceeds of this offering) until, at the earliest, after the consummation of a business combination.

If we are forced to liquidate before a business combination and distribute the trust account, our public stockholders will receive less than $6.00 per share and our warrants will expire worthless.

          If we are unable to complete a business combination and are forced to liquidate our assets, the per-share liquidation distribution will be less than $6.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination. For a more complete discussion of the effects on our stockholders if we are unable to complete a business combination, see the section below entitled “Effecting a business combination — Liquidation if no business combination.”

You will not be entitled to protections normally afforded to investors of blank check companies.

          Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419 promulgated under the Securities Act of 1933. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable and we have a longer period of time to complete a business combination in certain circumstances. For a more detailed comparison of our offering to offerings under Rule 419, see the section entitled “Comparison to offerings of blank check companies” below.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

          Since August 2003, based upon publicly available information, approximately 20 similarly structured blank check companies have completed initial public offerings. Of these companies, only one company has consummated a business combination. While three other companies have announced that they have entered into a definitive agreement for a business combination, none has consummated such business combination. There is, therefore, no assurance that we will be successful in identifying an acquisition candidate and consummating a business combination. In addition, there are at least approximately 20 blank check companies with more than $650 million in trust that are seeking to carry out a business combination. Additional blank check companies may also be introduced into the market place. While some of these companies must complete a business combination in specific industries, a number of them may consummate a business combination in any industry they choose. Moreover, there is nothing that would prevent anyone else from forming a blank check company with more capital within our specific industry. Therefore, we may be subject to competition from these and other companies seeking to consummate a similar business combination. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. Further, because only four of such companies have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate that there are fewer attractive target businesses available to such entities or that many publicly or privately held target businesses are not inclined to enter into these types of transactions with blank check companies like ours. If we are unable to locate and consummate a deal with an acquisition candidate within such time periods, we will be forced to liquidate.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than $5.50 per share.

          Our placing of funds in trust may not protect those funds from third party claims against us. The proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders. We cannot assure you that the per-share liquidation price will not be less than $5.50, plus interest, due to claims of creditors. If we are unable to complete a business combination and are forced to liquidate, Alan Kestenbaum, our chief executive officer, and Michael Barenholtz, our secretary, will be personally liable to pay debts and obligation to target businesses of vendors that seek to recover amounts they claim we owe them in connection with any proposed business combination in excess of the net proceeds of this offering not held in trust to ensure that the proceeds in the trust fund are not reduced by the claims of target businesses or vendors or other entities that are owed money by us for services rendered or products sold to us. However, we cannot assure you that Messrs. Kestenbaum and Barenholtz will be able to satisfy those obligations.

Since we have not currently selected any target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the business’ operations.

          Since we have not yet identified a prospective target, investors in this offering have no current basis to evaluate the possible merits or risks of the target business’ operations. We have not conducted any research with respect to identifying specific potential acquisition candidates within the metals and mining industries. Our belief regarding the number of possible candidates in the metals and mining industries is based upon the collective experience of management and general market information and research identified herein. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. For a more complete discussion of our selection of a target business, see the section below entitled “Effecting a business combination — We have not identified a target business.”

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

          Our certificate of incorporation authorizes the issuance of up to 150,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 36,100,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to Sunrise Securities Corp., the representative of the underwriters) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we may issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;

•	may subordinate the rights of holders of common stock if the preferred stock includes rights senior to the common stock;

•
will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were nsufficient to pay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

For a more complete discussion of the possible structure of a business combination, see the section below entitled “Effecting a business combination — Selection of a target business and structuring of a business combination.”

Our ability to successfully effect a business combination and to be successful afterwards will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination and whom we would have only a limited ability to evaluate.

          Our ability to successfully effect a business combination will be totally dependent upon the efforts of our key personnel. The future role of our key personnel following a business combination, however, cannot presently be fully ascertained. Although we expect most of our management and other key personnel, particularly chief executive officer and president, to remain associated with us following a business combination, we may employ other personnel following the business combination. Moreover, management will only be able to remain with the company after the consummation of a business combination if they are able to negotiate and agree to mutually acceptable employment terms as part of any such combination, which terms would be disclosed to stockholders in any proxy statement relating to such transaction. While we intend to closely scrutinize any additional individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company as well as United States securities laws which could cause us to have to expend time and resources helping them become familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our officers and directors may allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to consummate a business combination.

          Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. Each of our officers are engaged in several other business endeavors and are not obligated to contribute any specific number of hours per week to our affairs. If our officers’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. For a complete discussion of the potential conflicts of interest that you should be aware of, see the section below entitled “Management — Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

Our officers and directors may in the future become affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining which entity a particular business opportunity should be presented to.

Our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated. Further, certain of our officers and directors are currently involved in other businesses that are similar to the business activities that we intend to conduct following a business combination. Due to these existing affiliations, they may have fiduciary or contractual obligations to present potential business opportunities to those entities prior to presenting them to us which could cause additional conflicts of interest. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete discussion of our management’s affiliations and the potential conflicts of interest that you should be aware of, see the sections below entitled “Management — Directors and Executive Officers” and “Management — Conflicts of Interest.” We cannot assure you that these conflicts will be resolved in our favor.

All of our officers and directors own shares of our common stock which will not participate in liquidation distributions and therefore they may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

          All of our officers and directors own shares of stock in our company which were issued prior to this offering, but have waived their rights to receive distributions with respect to those shares upon our liquidation. Additionally, our directors have agreed with the representative of the underwriters that they and certain of their affiliates or designees will purchase warrants in the open market following this offering. The shares and warrants owned by our directors and officers will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business and completing a business combination timely. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

          If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•
provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and

•
obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

          If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

It is probable that we will only be able to complete one business combination, which will cause us to be solely dependent on a single business and a limited number of products or services.

          The net proceeds from this offering will provide us with approximately $186,480,000 which we may use to complete a business combination. Our initial business combination must be with a business with a fair market value of at least 80% of our net assets at the time of such acquisition. Consequently, it is probable that we will have the ability to complete only a single business combination, although this may entail the simultaneous acquisitions of several closely related operating businesses at the same time. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or

•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

Alternatively, if our business combination entails the simultaneous acquisitions of several operating businesses at the same time from different sellers, such sellers will need to agree that the purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions. If we were to consummate a business combination with several operating businesses, we would face additional risks, including difficulties and expenses incurred in connection with the subsequent assimilation of the operations and services or products of the acquired companies into a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure the transaction or abandon a particular business combination.

          Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, in as much as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our existing stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring stockholder vote.

          Upon consummation of our offering, our existing stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering). Our management has indicated that they or their affiliates plan on purchasing up to $4 million of units in the offering. However, they are not obligated to do so and we do not have any agreements or arrangements with them requiring them to purchase units in the offering. Any common stock acquired by existing stockholders in the offering or aftermarket will be considered as part of the holding of the public stockholders and will have the same rights as other public stockholders, including voting and conversion rights with respect to a potential business combination. Accordingly, they may vote on a proposed business combination with respect to securities acquired in the offering or in the aftermarket any way they choose.

          Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination. In addition, our existing stockholders and their affiliates and relatives are not prohibited from purchasing units in this offering or shares in the aftermarket. If they do, we cannot assure you that our existing stockholders will not have considerable influence upon the vote in connection with a business combination.

Our existing stockholders paid an aggregate of $25,000, or approximately $0.003 per share, for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

          The difference between the public offering price per share of our common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 29.2% or $1.75 per share (the difference between the pro forma net tangible book value per share of $4.25, and the initial offering price of $6.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

          In connection with this offering, as part of the units, we will be issuing warrants to purchase 67,000,000 shares of common stock. We will also issue an option to purchase 1,675,000 units to the representative of the underwriters which, if exercised, will result in the issuance of an additional 3,350,000 warrants. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

If our existing stockholders exercise their registration rights, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

          Our existing stockholders are entitled to demand that we register the resale of their shares of common stock at any time after the date on which their shares are released from escrow, which, except in limited circumstances, will not be before three years from the date of this prospectus. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 8,375,000 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states and may engage in resale transactions only in those states and a limited number of other jurisdictions.

          We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, Maryland, New York and Rhode Island. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. Institutional investors in every state except Idaho, Oregon and South Dakota may purchase units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. In order to prevent resale transactions in violation of states’ securities laws, you may engage in resale transactions only in the states referred to in the first sentence of this paragraph, if you are not an institutional investor, and in all states other than Idaho, Oregon and South Dakota, if you are an institutional investor, and the other jurisdictions in which an applicable exemption is available or a Blue Sky application has been filed and accepted. This restriction on resale may limit your ability to resell the securities purchased in this offering and may impact the price of our securities. For a more complete discussion of the Blue Sky state securities laws and registrations affecting this offering, please see the section entitled “State Blue Sky Information” below.

Our securities will be quoted on the OTC Bulletin Board, which will limit the liquidity and price of our securities more than if our securities were quoted or listed on the Nasdaq Stock Market or a national exchange. We can not assure that our securities will continue to be so quoted in the future.

          Our securities will be traded in the over-the-counter market. They will be quoted on the OTC Bulletin Board, an NASD-sponsored and operated inter-dealer automated quotation system for equity securities not included in The Nasdaq Stock Market. Quotation of our securities on the OTC Bulletin Board will limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange. We cannot assure you that our securities will continue to be authorized for quotation on such market or on any other market in the future.

The representative of the underwriters in the offering will not make a market for our securities which could adversely affect the liquidity and price of our securities.

          Sunrise Securities Corp., the representative of the underwriters in this offering, does not make markets in securities and will not be making a market in our securities. Sunrise Securities Corp. not acting as a market maker for our securities may adversely impact the liquidity of our securities.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

          If we are deemed to be an investment company under the Investment Company Act of 1940, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities,

which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trust agent only in Treasury Bills issued by the United States with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to that act, compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

Our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc.

          Although each of our directors owns shares of our common stock, no salary or other compensation will be paid to our directors for services rendered by them on our behalf prior to or in connection with a business combination. Accordingly, we believe the majority of the members of our board of directors are “independent” as that term is commonly used. However, under the policies of the North American Securities Administrators Association, Inc., because each of our directors own shares of our securities and may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations, state securities administrators could take the position that such individuals are not “independent.” If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and on the price of our securities.

Because our initial stockholders’ initial equity investment was only $25,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies.

          Pursuant to the Statement of Policy Regarding Promoter’s Equity Investment promulgated by The North American Securities Administrators Association, Inc., an international organization devoted to investor protection, any state administrator that follows the North American Securities Administration’s Statement of Policy may disallow an offering of a development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price. Our promoters’ initial investment of $25,000 is less than the required $5,135,000 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy.

Risks associated with the global metals and mining industries

If we are unable to adequately address specific risks inherent in operating a mining business, it could adversely affect our profitability and results of operations.

          We may consummate a business combination with a company that focuses on mining involving a specific type or types of minerals, including underground mining. Our mining operations could be affected by mining conditions, which may include, among others:

•	faults;

•	seam deterioration in quality or thickness of the land;

•	pressure in mine openings;

•	the presence of gas;

•	methane outbursts;

•	accidents caused by roof collapses and groundfalls;

•	water inflow from water-bearing strata; and

•	propensity for spontaneous combustion inside the mines.

We will also be affected by operational risks associated with all industrial or engineering activity, such as mechanical breakdowns. The foregoing conditions may result in an increase in our cost of production as a result of delays and additional operational expenses.

If we are unable to acquire or renew permits and approvals required for our operations following a business combination, we may be forced to suspend or cease our operations altogether.

          The construction and operation of metals mining and manufacturing projects require numerous permits and approvals from governmental agencies, as well as compliance with environmental laws and other regulations. We cannot assure you that we will be able to obtain all necessary permits and approvals following a business combination. Additionally, we cannot assure you that new laws or amendments to existing laws which would have a materially adverse effect will not be adopted, nor can we assure you that we will be able to obtain all necessary permits and approvals for proposed projects or that completed facilities will comply with all applicable permit conditions, statutes and regulations. If we are unable to obtain or renew permits or approvals necessary for the operation of our business following a business combination, our operations would be adversely affected. In addition, obtaining all necessary permits and approvals may necessitate substantial expenditures and may create a significant risk of expensive delays or loss of value if a project is unable to function as planned due to changing requirements or local opposition.

If we are unable to comply with governmental regulations following a business combination, we could be subject to the imposition of penalties, fines or restrictions on our operations as well as litigation, thereby hurting our profitability and results of operations.

          The metals and mining industries are subject to extensive national, federal, state and local laws and regulations related to worker, consumer and third-party health and safety and those associated with compliance and permitting obligations (including those related to the use, storage, handling, discharge, emission and disposal of municipal solid waste and other waste, pollutants or hazardous substances or wastes, or discharges and air and other emissions) as well as land use and development. Existing laws also impose obligations to clean up contaminated properties or to pay for the cost of such remediation, often upon parties that did not actually cause the contamination. Compliance with these laws, regulations and obligations or defending lawsuits and administrative proceedings could require substantial capital expenditures. Failure to comply could result in the imposition of penalties, fines or restrictions on operations and remedial liabilities. The costs and liabilities of any of these results could adversely affect our operations following a business combination. These laws, regulations and obligations could change with the promulgation of new laws and regulations or a change in the interpretation of existing laws and regulations, which could result in substantially similar risks. We cannot assure you that we will be able to comply with existing or new regulations.

Changes in technology may render our products or services obsolete following a business combination.

          We believe that the metals and mining industries are substantially affected by rapid and significant changes in technology. These changes may render certain existing services and technologies currently used obsolete. We cannot assure you that the technologies used by or relied upon by a target business with which we effect a business combination will not be subject to such obsolescence. While we may attempt to adapt and apply the services provided by the target business to newer technologies, we cannot assure you that we will have sufficient resources to fund these changes or that these changes will ultimately prove successful.

We may not be able to successfully compete in our desired industry and segments, which are characterized by the existence of large competitors and rapidly changing technology.

          There is substantial competition in all aspects and segments of the metals and mining industries. Numerous companies, most of which have substantially greater financial resources available to them than we will, are already engaged in the various segments in which we may seek to engage. We cannot assure you that we will be able to compete successfully with others in the relevant market upon the successful acquisition of a target business.

Since we may acquire a company located outside of the United States, we may be subject to various risks of the foreign jurisdiction we ultimately operate in.

          If we acquire a company that has sales or operations outside the United States, we will be exposed to risks that could negatively impact our future sales or profitability following a business combination. Additionally, if the acquired company is in a developing country or a country that is not fully market-oriented, such as China or a country in the Commonwealth of Independent States, our operations may not develop in the same way or at the same rate as might be expected in the United States or another country with an economy similar to the market-oriented economies of member countries of the Organization for Economic Cooperation and Development (the “OECD”). The OECD is an international organization helping governments tackle the economic, social and governance challenges of a globalised economy. The additional risks we may be exposed to in these cases include but are not limited to:

•	tariffs and trade barriers;

•	regulations related to customs and import/export matters;

•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;

•	cultural and language differences;

•	an inadequate banking system;

•	currency fluctuations;

•	foreign exchange controls;

•	restrictions on the repatriation of profits or payment of dividends;

•	crime, strikes, riots, civil disturbances, terrorist attacks, wars;

•	nationalization or expropriation of property;

•	law enforcement authorities and courts that are weak or inexperienced in commercial matters; and

•	deterioration of political relations with the United States or other countries.

Exchange controls and withholding taxes may restrict our ability to utilize our cash flow.

          If we acquire a company that has sales or operations outside the United States, we may be subject to existing or future rules and regulations on currency conversion or corporate withholding taxes on dividends which may affect our ability to utilize our cash flow effectively, repatriate profits or pay dividends.

Because any target business with which we attempt to complete a business combination will be required to provide our stockholders with financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, prospective target businesses may be limited.

          In accordance with requirements of United States federal securities laws, in order to seek stockholder approval of a business combination, a proposed target business will be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). To the extent that a proposed target business does not have financial statements which have been prepared with, or which can be reconciled to, U.S. generally accepted accounting principles, and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed target business. These financial statements may limit the pool of potential target businesses which we may acquire.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be as set forth in the following table:

	Without Over-Allotment option	Over-Allotment Option Exercised
Gross proceeds	$201,000,000.00	$231,150,000.00
Offering expenses(1)
Underwriting discount (6% of gross proceeds)	12,060,000.00	13,869,000.00
Underwriting non-accountable expense allowance (1% of gross proceeds)	2,010,000.00	2,010,000.00
Legal fees and expenses (including blue sky services and expenses)	175,000.00	175,000.00
Miscellaneous expenses	58,928.37	58,928.37
Printing and engraving expenses	50,000.00	50,000.00
Accounting fees and expenses	25,000.00	25,000.00
SEC registration fee	76,000.37	76,000.37
NASD registration fee	65,071.26	65,071.26
Net proceeds
Held in trust	184,250,000.00	212,591,000.00
Not held in trust	2,230,000.00	2,230,000.00 (2)
Total net proceeds	$186,480,000.00	$214,821,000.00
Use of net proceeds not held in trust (2)
Legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiation of a business combination	$180,000	(8.1)%
Payment of administrative fee to Marco Realty ($7,500 per month for eighteen months)	135,000	(6.1)%
Due diligence of prospective target businesses	100,000	(4.5)%
Legal and accounting fees relating to SEC reporting obligations	40,000	(1.8)%
Working capital to cover miscellaneous expenses, D&O insurance and reserves	1,775,000	(79.5)%
Total (2)	$2,230,000	(100.0)%

(1)
A portion of the offering expenses have been paid from the funds we received from MI Capital, Inc. described below. These funds will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.

(2)	The amount of proceeds not held in trust will remain constant at $2,230,000 even if the over allotment option is exercised.

          $184,250,000, or $212,591,000 if the underwriters’ over-allotment option is exercised in full, of net proceeds will be placed in a trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. The proceeds held in trust will be invested only in United States “government securities,” defined as any Treasury Bill issued by the United States having a maturity of one hundred and eighty days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. The proceeds held in trust will not be released from the trust fund until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust fund may be used as consideration to pay the sellers of a target business with which we ultimately complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

          The payment to Marco Realty, an affiliate of Alan Kestenbaum, our chief executive officer, of a monthly fee of $7,500 is for general and administrative services including office space, utilities and secretarial support. This arrangement is being agreed to by Marco Realty for our benefit and is not intended to provide Mr. Kestenbaum compensation in lieu of a salary. We believe, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged by Marco Realty is at least as favorable as we could have obtained from an unaffiliated person. Upon completion of a business combination or the distribution of the trust account to our public stockholders, we will no longer be required to pay this monthly fee.

          Management believes, based on its experience and limited research set forth herein, that there are over 300 publicly traded or reporting companies in the metals and mining industries that fall within the overall general criterion sought by management. Notwithstanding the forgoing, management will consider both publicly and privately held companies and management believes that numerous other privately held companies fall within the overall general criterion sought by management.  Management does not intend on limiting its search to any particular geographic region or to any particular sector of the metals and mining industries, and will be considering candidates based on the individual merits of such candidates.  Notwithstanding the forging, we have not identified any particular acquisition candidate or taken any measures to locate any acquisition candidate.  We cannot assure you that we will be able to locate a target business, or that we will be able to engage in a business combination with a target business on favorable terms.

       $2,230,000 of the net proceeds, regardless of whether the underwriters’ over-allotment option is exercised in full, will not be placed in trust and will be available for our use. We intend to use the excess working capital (approximately $1,775,000) for director and officer liability insurance premiums (approximately $75,000), with the balance of $1,700,000 being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below. We believe that the excess working capital will be sufficient to cover the foregoing expenses and reimbursement costs.

          To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other net proceeds not expended will be used to finance the operations of the target business.

          As of the date of this prospectus, MI Capital, Inc., an affiliate of Alan Kestenbaum, our chief executive officer, and Michael Barenholtz, our secretary and a member of our board of directors, has advanced to us a total of $300,000 which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, NASD registration fee and legal fees and expenses. The loans will be payable without interest on the earlier of February 15, 2006 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

          The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in “government securities” or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 so that we are not deemed to be an investment company under the Investment Company Act. The interest income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

          We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 18 months, assuming that a business combination is not consummated during that time.

          No compensation of any kind (including finder’s and consulting fees) will be paid to any of our existing stockholders, or any of their affiliates, for services rendered to us prior to or in connection with the consummation of the business combination. However, our existing stockholders will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

          A public stockholder will be entitled to receive funds from the trust fund (including interest earned on his, her or its portion of the trust fund) only in the event of our liquidation upon failure to complete a business combination or if that public stockholder were to seek to convert such shares into cash in connection with a business combination which the public stockholder voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust fund.

DILUTION

          The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

          At March 31, 2005, our net tangible book value was a deficiency of $265,050, or approximately $(.032) per share of common stock. After giving effect to the sale of 33,500,000 shares of common stock included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 6,696,650 shares of common stock which may be converted into cash) at March 31, 2005 would have been $149,634,619 or $4.25 per share, representing an immediate increase in net tangible book value of $4.28 per share to the existing stockholders and an immediate dilution of $1.75 per share or 29.2% to new investors not exercising their conversion rights.

          The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$6.00
Net tangible book value before this offering	(.032)
Increase attributable to new investors	4.28
Pro forma net tangible book value after this offering		4.25
Dilution to new investors		$1.75

          Our pro forma net tangible book value after this offering will be reduced by approximately $36,832,000 because if we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust fund as of the record date for the determination of stockholders entitled to vote on the business combination, inclusive of any interest, divided by the number of shares sold in this offering.

The following table sets forth information with respect to our existing stockholders and the new investors:

	Shares Purchased		Total Consideration		Average Price
	Number	Percentage	Amount	Percentage	Per share

Existing stockholders	8,375,000	20.0%	$25,000	0.0124%	$0.003
New investors	33,500,000	80.0%	$201,000,000	99.9876%	$6.00
	41,875,000	100.0%	$201,025,000	100.0%

The pro forma net tangible book value after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(265,050)
Proceeds from this offering	186,480,000
Offering costs paid in advance and excluded from net tangible book value before this
offering	251,244
Less: Proceeds held in trust subject to conversion to cash
($184,250,000 x 19.99%)	36,831,575
$149,634,619
Denominator:
Shares of common stock outstanding prior to this offering	8,375,000
Shares of common stock included in the units offered	33,500,000
Less: Shares subject to conversion (33,500,000 x 19.99%)	(6,696,650)
35,178,350

CAPITALIZATION

          The following table sets forth our capitalization at March 31, 2005 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

	March 31, 2005
	Actual	As Adjusted
Common stock, $.0001 par value, -0- and 6,696,650 shares
which are subject to possible conversion, shares at
conversion value	$—	$36,831,575
Stockholders’ equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none
issued or outstanding	$—	$—
Common stock, $.0001 par value, 75,000,000 and 150,000,000
shares authorized; 8,375,000 shares issued and outstanding;
35,178,350 shares issued and outstanding (excluding 6,696,650
shares subject to possible conversion), as adjusted	838	3,518
Additional paid-in capital	24,162	149,669,908
Deficit accumulated during the development stage	(38,806)	(38,806)
Total stockholders’ equity/(deficiency)	$(13,806)	$149,634,619
Total capitalization	$(13,806)	$186,466,194

          If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust fund, inclusive of any interest thereon, as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

          We were formed on December 23, 2004 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an unidentified operating business in the metals or mining industries. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;

•	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

•
will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and may also result in the resignation or removal of one or more of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issued debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination were insufficient to pay our debt obligations;

•
acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants that required the maintenance of certain financial ratios or reserves and any such covenant were breached without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and

•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such security was outstanding.

          We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

          We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $2,460,000, including $2,010,000 evidencing the underwriters’ non-accountable expense allowance of 1% of the gross proceeds, and underwriting discounts of $12,060,000, or $13,869,000 if the underwriters’ over-allotment option is exercised in full, will be approximately $186,480,000 (or $214,821,000 if the underwriters’ over-allotment option is exercised in full). Of this amount, $184,250,000, or $212,591,000 if the underwriters’ over-allotment option is exercised in full, will be held in trust and the remaining $2,230,000 in either case will not be held in trust. We will use substantially all of the net proceeds of this offering to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust fund as well as any other net proceeds not expended will be used to finance the operations of the target business. We believe that, upon consummation of this offering, the funds available to us outside of the trust fund will be sufficient to allow us to operate for at least the next 18 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate approximately $180,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $135,000 for the administrative fee payable to Marco Realty ($7,500 per month for eighteen months), $100,000 of expenses for the due diligence and investigation of a target business, $40,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $1,775,000 for general working capital that will be used for miscellaneous expenses and reserves, including approximately $75,000 for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us. We would only consummate such a fund raising simultaneously with the consummation of a business combination.

          As of the date of this prospectus, MI Capital, Inc., an affiliate of Mr. Kestenbaum and Mr. Barenholtz has advanced a total of $300,000 to us, on a non-interest bearing basis, for payment of offering expenses on our behalf. The loans will be payable without interest on the earlier of February 15, 2006 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

PROPOSED BUSINESS

Introduction

          We are a Delaware blank check company incorporated on December 23, 2004 in order to serve as a vehicle for the acquisition of an unidentified operating business in the metals or mining industries.

Metals and mining industries

          We believe that the global metals and mining industries represent both a favorable environment for making acquisitions and an attractive operating environment for a target business for a number of reasons, including:

•
Lagging investment. As recently reported in the Wall Street Journal (The Wall Street Journal; “Wall Street Advice: Get Heavy on Metal”; January 26, 2005), investment by the metals and mining industry in developing additional productive capacity has lagged growth in global demand for metals over the past several years. Management also believes that the cost of developing new metals and mining operations has risen, making the development of additional productive capacity less likely. We believe that these factors, if true, will contribute to a favorable operating environment following a business combination and tend to increase the value of productive metals and mining assets.

•
Strong economic growth generates demand. Due to strong world economic growth, particularly in China and other developing countries, world demand for metals and metal products has materially increased since the year 2000, with China being the world’s largest consumer of steel, coal and cement (“A Hungry Dragon”; The Economist, September 30, 2004).  As of October 2004, nickel and copper were also near their 16 year high prices and aluminum was near its 9 year high, which price increases are attributed by some to China’s growth (“The Magnetism of Metals”; The Economist, October 11, 2004). Prominent within this trend has been the prolonged economic expansion in China, with gross domestic product growth of about 9.4% in 2004 according to the Chinese government (“China’s High Growth Rate Bullish For Metals”; American Metal Market; January 25, 2005). While much of the increase in demand stems from Asia, we will not, and do not intend to, limit our search for acquisition candidates to any geographic region or to any particular sector of the metals and mining industry.

We will seek to find potential target businesses that are available at valuations that we believe are not reflective of their full productive potential. While we will consider target businesses of varying revenue amounts in the metals and mining business, we currently intend to concentrate our search for acquisition candidates on companies with annual revenues of $100 million to $1 billion. Our management believes, based solely on their collective experience and research, that over 300 publicly reporting companies in the metals and mining industries have revenues that fall within this range. Management is not aware of and has not conducted research to verify the number of privately held companies in this range. There is no requirement that we seek a target business that is either a privately or publicly held company and will consider either or both types of candidates. Management believes, based on its experience and general research, that companies having revenue in the above-referenced range may have recent or potential earnings before income, tax, depreciation and amortization (“EBITDA”) of between $10 to $75 million. Management also believes, based on its experience and general research, that for such companies in the metals and mining industries the components of depreciation, interest, taxes and amortization constitutes on average an aggregate of 40% of EBITDA. However, management does not intend on limiting its search to candidates that fall strictly within the foregoing ranges.

          We may consider target businesses in the following segments of the metals and mining industries worldwide:

          Metal Smelting and Rolling. Building smelters and rolling mills from scratch is capital intensive and requires extensive permitting as well as considerable construction time. We believe that due to these factors, good existing smelting and rolling operations will tend to increase in value as demand for their output continues to outpace supply.

          Metal Foundries, Distribution and Fabrication. In this segment of the industry, we will seek to find subsegments in which a lack of companies with sufficient market share to give them critical mass provides what we believe will be opportunities for buying and combining companies in an industry “roll-up” to establish operating economies of scale, fixed cost distribution and pricing leverage.

          Ore Mines. According to historical price series published by “American Metals Market” and the London Metal Exchange Index (LMEX), market prices for both non-ferrous and ferrous metals have increased substantially over the past two years, in turn boosting the prices of their ores. We believe this was a reflection of significant growth, as reported by the WTO, in metals consumption in both the West and in developing nations (particularly China) together with a relative lack of development investment in mining properties. In this segment of the industry we will seek to find companies with proven ore reserves that lack the infrastructure to effectively exploit them.

            We have not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates within each segment, or the likelihood or probability of success of any proposed business combination. In addition, other than the general market information and limited research set forth herein, we have not compiled a database of entities that are acquisition candidates. We have also not (nor has anyone on our behalf) conducted any due diligence, discussions, negotiations and/or undertaken other similar activities, directly or indirectly, by us or our affiliates, with respect to a business combination transaction with any entity. We cannot assure you that we will be able to locate a target business meeting the criteria described above in these segments or that we will be able to engage in a business combination with a target business on favorable terms.

Governmental regulations

          The metals and mining industries are subject to extensive national, federal, state and local laws and regulations related to worker, consumer and third-party health and safety and those associated with compliance and permitting obligations (including those related to the use, storage, handling, discharge, emission and disposal of municipal solid waste and other waste, pollutants or hazardous substances or wastes, or discharges and air and other emissions) as well as land use and development, and import/export tariffs and restrictions. Existing laws also impose obligations to clean up contaminated properties or to pay for the cost of such remediation, often upon parties that did not actually cause the contamination.

        Compliance with these laws, regulations and obligations could require substantial expenditures, including but not limited to expenditures for environmental studies; air and water pollution control equipment; worker safety equipment; soil and groundwater contamination remediation; and settlement of worker or third-party damage claims. Failure to comply could result in the imposition of penalties, fines or restrictions on operations and remedial liabilities. The costs and liabilities of any of these results could adversely affect our operations following a business combination. These laws, regulations and obligations could change with the promulgation of new laws and regulations or a change in the interpretation of existing laws and regulations, which could result in substantially similar risks. We cannot assure you that we will be able to comply with existing or new laws or regulations.

Effecting a business combination

General

          We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, prospective investors will invest in us without an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We have not identified a target business

          To date, we have not selected any target business for a business combination. None of our officers, directors, promoters or other affiliates is currently engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate.

          Subject to the limitations that a target business be in the metals and mining industries and have a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of target businesses

          We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community, who may present solicited or unsolicited proposals. Our officers and directors as well as their affiliates may also bring to our attention target business candidates. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions on any formal basis, we may engage these firms in the future, in which event we may pay a finder’s fee or other compensation. In no event, however, will any of our existing officers, directors or stockholders or any entity with which they are affiliated be paid any finder’s fee, consulting fee or other compensation prior to or in connection with the consummation of a business combination.

Selection of a target business and structuring of a business combination

          Subject to the requirement that our initial business combination must be with a target business in the metals or mining industries and have a fair market value that is at least 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not conducted any specific research on the metals and mining industries to date nor have we conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates or the likelihood or probability of success of any proposed business combination. In evaluating a prospective target business, our management will conduct the necessary business, legal and accounting due diligence on such target business and will consider, among other factors, the following:

•	financial condition and results of operation;

•	growth potential;

•	experience and skill of management and availability of additional personnel;

•	capital requirements;

•	competitive position;

•	barriers to entry into the metals and mining industries or other industries;

•	stage of development of the products, processes or services;

•	degree of current or potential market acceptance of the products, processes or services;

•	proprietary features and degree of intellectual property or other protection of the products, processes or services;

•	regulatory environment of the industry; and

•	costs associated with effecting the business combination.

          These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management, where applicable, and inspection of facilities, as well as review of financial and other information which will be made available to us.

          The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair Market Value of Target Business

          The initial target business or businesses that we acquire must have a collective fair market value equal to at least 80% of our net assets at the time of such acquisition. The fair market value will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine the sufficiency of the fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target has sufficient fair market value.

Lack of business diversification

          Our initial business combination must be with a target business or businesses which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, we expect to have the ability to effect only a single business combination, although this may entail the simultaneous acquisitions of several operating businesses at the same time. Accordingly, for an indefinite period of time, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•
subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

Additionally, since our business combination may entail the simultaneous acquisitions of several operating businesses at the same time and may be with different sellers, we will need to convince such sellers to agree that the purchase of their business is contingent on the simultaneous closings of the other acquisitions. In such event, we would face additional risks including difficulties and expenses incurred in connection with the subsequent assimilation of the operations and services or products of the acquired companies into a single operating business.

Ability to evaluate the target business’ management

          Although we expect most of our management and other key personnel, particularly our chairman of the board, chief executive officer and president, to remain associated with us following a business combination, we may employ other personnel following the business combination. Although we intend to closely scrutinize such individuals, we cannot assure you that our assessment will prove to be correct. In addition, we cannot assure you that new members that join our management following a business combination will have the necessary skills, qualifications or abilities to help manage a public company.

Opportunity for stockholder approval of business combination

          Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

          In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Accordingly, they may vote on a proposed business combination with respect to securities acquired in the offering or in the aftermarket any way they choose. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights.

Conversion rights

          At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Our existing stockholders will not have such conversion rights with respect to the shares of common stock owned by them prior to this offering, but will have such rights with respect to shares purchased by them in the offering or after market. The actual per-share conversion price will be equal to the amount in the trust fund, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust fund, the initial per-share conversion price would be $5.50, or $0.50 less than the per-unit offering price of $6.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust fund will continue to have the right to exercise any warrants they may hold. We will not complete any business combination if public stockholders, owning 20% or more of the shares sold in this offering, exercise their conversion rights.

Liquidation if no business combination

          If we do not complete a business combination within 12 months after the consummation of this offering, or within 18 months if the extension criteria described below have been satisfied, we will be dissolved and distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering. There will be no distribution from the trust account with respect to our warrants which will expire worthless.

          If we are to be unable to consummate a business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $5.50, or $0.50 less than the per-unit offering price of $6.00. Because the initial per-share conversion price is lower than the $6.00 per-unit offering price and is likely to be lower than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. We cannot assure you that the actual per-share liquidation price will not be less than $5.50, plus interest, due to claims of creditors. Alan Kestenbaum, our chief executive officer, and Michael Barenholtz, our secretary, have agreed pursuant to agreements with us and Sunrise Securities Corp. that, if we liquidate prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to vendors that are owed money by us for services rendered or products sold to us in excess of the net proceeds of this offering not held in the trust account. They have further agreed to be personally liable to pay debts and obligations to target businesses that seek to recover amounts they claim we owe them in connection with any proposed business combination in excess of the net proceeds of this offering not held in the trust account if we do not obtain an acknowledgment from such target businesses waiving any claims they may have against the trust account. We cannot assure you, however, that Messrs. Kestenbaum and Barenholtz would be able to satisfy those obligations.

          If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 12 months after the consummation of this offering, but are unable to complete the business combination within the 12-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so within 18 months following the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 12-month or 18-month period.

          Our public stockholders will be entitled to receive funds from the trust account only in the event of our liquidation or if the stockholders seek to convert their respective shares into cash upon a business combination which the stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

Competition

          In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:

•
our obligation to seek stockholder approval of a business combination or obtain the necessary financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

•	our obligation to convert into cash shares of common stock held by our public stockholders in certain instances may reduce the resources available to us for a business combination; and

•	our outstanding warrants and options, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as us in acquiring a target business on favorable terms.

          If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business in the metals and mining industries and elsewhere. There is substantial competition in all aspects and segments of our industry focus. Numerous companies, most of which have substantially greater financial resources available to them than we do, are already engaged in the industry segments we intend to focus on. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

          We maintain our executive offices at 1 Penn Plaza, Suite 2514, New York, New York. The cost for this space is included in the $7,500 per-month fee Marco Realty charges us for general and administrative services pursuant to a letter agreement between us and Marco Realty. We believe, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged by Marco Realty is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.

Employees

          We have three officers, all of whom are also members of our board of directors. These individuals are not obligated to contribute any specific number of hours per week and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate, although we expect Mr. Kestenbaum, our chief executive officer, to devote an average of approximately ten hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Financial Information

          We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent accountants.

          We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. Our management believes that the requirement of having available audited financial statements for the target business will not materially limit the pool of potential target businesses available for acquisition.

Comparison to offerings of blank check companies

          The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$184,250,000 of the net offering proceeds will be deposited into a Trust account at JPMorgan Chase NY Bank maintained by Continental Stock Transfer & Trust Company.
$168,237,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds
The $184,250,000 of net offering proceeds held in trust will only be invested in Treasury Bills issued by the United States with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.

Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Limitation on Fair Value or Net Assets of Target Business	The initial target business or businesses that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Trading of securities issued
The units will commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the 20th trading day after the earlier to occur of the expiration of the underwriter’s over-allotment option or its exercise in full.

No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Exercise of the warrants
The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust fund has been terminated and distributed.

The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

Election to remain an investor
We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust fund. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.

A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

Business combination deadline
A business combination must occur within 12 months after the consummation of this offering or within 18 months after the consummation of this offering if a letter of intent or definitive agreement relating to a prospective business combination was entered into prior to the end of the 12-month period.
If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.

Release of funds
The proceeds held in the trust account will not be released until the earlier of the completion of a business combination or our liquidation upon our failure to effect a business combination within the allotted time.
The proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

          Our current directors and executive officers are as follows:

Name	Age	Position
Alan Kestenbaum	43	Chief Executive Officer and Director
Theodore Heilman	47	President and Director
Michael Barenholtz	46	Secretary and Director

          Alan Kestenbaum has been our chief executive officer and a member of our board of directors since our inception. He has over 20 years’ experience in metals finance, distribution, trading and manufacturing. Mr. Kestenbaum founded and has been the chief executive officer of Marco International Corp., an international finance and trading company specializing in metals, minerals and raw materials, since 1985. Mr. Kestenbaum led Marco International’s expansion into China and the former Soviet Union. He also established Marco International’s related private equity business and was involved in sourcing and concluding a number of private equity transactions, including ones relating to McCook Metals, Scottsboro Aluminum and Globe Metallurgical. Since 1997, Mr., Kestenbaum has also been the vice president of Marco Hitech JV LLC, a nutritional ingredient developer and supplier to the pharmaceutical and nutritional industries. From 1999 to June 2001, Mr. Kestenbaum was the chief executive officer of Aluminum.com, a provider of online metals trading services. In July 2001, following Mr. Kestenbaum’s resignation and after the board of directors of Aluminum.com voted to cease operations, a group of former consultants and shareholders filed an involuntary Chapter 7 petition against Aluminum.com. This petition was subsequently dismissed by the bankruptcy court and Aluminum.com wound down its affairs in good order, including paying all its creditors and returning all surplus cash to its shareholders. Mr. Kestenbaum began his career in metals with Glencore, Inc. and Philipp Brothers in New York City. He received a B.A. in Economics cum laude from Yeshiva University, New York.

          Ted Heilman has been our president and a member of our board of directors since our inception. He has over 25 years’ management and financial experience in international business and commodities. Since January 2003, Mr. Heilman has been the president of the finance division of Marco International, where he has managed that company’s relationship with metals producer, Globe Metallurgical. From 1999 to June 2002, Mr. Heilman served as president and chief executive officer of InterCommercial Markets LLC, an online commodity logistics and trading services and software company that he founded and merged with ExImWare, Inc., where he remained as resident founder until January 2003. From 1989 to 1999, Mr. Heilman was affiliated with the Mercon Group, a multinational commodity trading and processing group, where he served in various capacities including executive vice president and chief operating officer. From 1984 to 1989, he was affiliated with the J. Aron Commodities Division of Goldman Sachs & Co. in New York, where he was named a vice president in sales and trading, managing major U.S. Corporate accounts and Latin American supplier relationships. Mr. Heilman began his business career as an international lending officer with the Bank of New York (Irving Trust Co.). He received a B.S. in Economics from the Wharton School of the University of Pennsylvania and an M.B.A. from Harvard University. He speaks fluent Spanish.

          Michael Barenholtz has been our secretary and a member of our board of directors since our inception. He has over 25 years’ experience in metals and minerals trading, distribution and manufacturing. Mr. Barenholtz founded New York metals trader Baron Metals and Alloys in 1994, which merged in 1998 with Marco International, where he is currently president. Mr. Barenholtz oversees Marco’s global trading and distribution businesses. From 1985 to 1994, Mr. Barenholtz was affiliated with The Metallurg Group in New York, where he developed its non-ferrous metals trading businesses and related London Metals Exchange futures trading. During this period he served as president of the American Tin Trade Association for 2 years and as a director for 6 years. Mr. Barenholtz began his career in metals with Philipp Brothers in New York City and Manila. He received a B.A. in Computer Science cum laude from Queens College, New York.

          Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Michael Barenholtz, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Ted Heilman, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Alan Kestenbaum, will expire at the third annual meeting.

          These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of these individuals has been a principal of a public company or blank check company that executed a business plan similar to our business plan. However, our management has extensive experience in identifying strategic assets in the metals and mining industries that are under-priced and underutilized, with the goal of identifying core competencies, refocusing operations, improving operating performance and thus enhancing EBITDA and value. We believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transaction expertise should enable them to successfully identify and effect an acquisition.

Executive Compensation

          No executive officer has received any cash compensation for services rendered. No compensation of any kind, including finder’s and consulting fees, will be paid to any of our existing stockholders, including our officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with a business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. If all of our directors are not deemed “independent,” we will not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.

Conflicts of Interest

          Potential investors should be aware of the following potential conflicts of interest:

•
None of our officers and directors are required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating management time among various business activities.

•
In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our Company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see the previous section entitled “Directors and Executive Officers.”

•
Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our Company.

•
Since our directors own shares of our common stock which will be released from escrow only if a business combination is successfully completed, and may own warrants which will expire worthless if a business combination is not consummated, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination timely and securing the release of their stock.

•
Our officers and directors who purchase common stock in the offering or in the open market will be treated in all respects as public stockholders. As a result, they will be afforded the same voting and conversion rights that the public stockholders are afforded.

          In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

          Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

  In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed in principle, until the earlier of a business combination, the commencement of liquidation proceedings of our company or such time as he ceases to be an officer or director, to present to the Company for our consideration, prior to presentation to any other entity, any suitable business opportunity to acquire an operating business in the metals or mining industries which may reasonably be required to be presented to us under Delaware law.

          Our existing stockholders have agreed to waive their respective rights to participate in any liquidation distribution but only with respect to those shares of common stock acquired by them prior to this offering. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. Any securities acquired by existing stockholders in the offering or aftermarket will be considered as part of the holding of public stockholders and will have the same rights as other public stockholders, including voting and conversion rights with respect to a potential business combination. Accordingly, they may vote on a proposed business combination with respect to securities acquired in the offering or in the aftermarket any way they choose.

          To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view.

PRINCIPAL STOCKHOLDERS

          The following table sets forth information regarding the beneficial ownership of our common stock as of June 6, 2005, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming the individuals listed do not purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

          Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock
Name and Address of Beneficial Owner(1)			Before Offering	After Offering

Alan Kestenbaum	6,804,442	2)	81.2%	16.2%
Michael Barenholtz	1,472,029		17.6%	3.5%
Ted Heilman	98,529		1.2%	*
All directors and executive officers as a group (3 individuals)	8,375,000	(3)	100.0%	20.0	%(3)

*	Less than one percent.

(1)	Unless otherwise indicated, the business address of each of the individuals is 1 Penn Plaza, Suite 2514, New York, New York 10119.

(2)	Includes 2,010,000 shares of common stock held by Mr. Kestenbaum’s minor children.

(3)
Our management has indicated they or their affiliates plans on purchasing up to $4 million of units in the offering. If they do so, they would collectively own an additional 666,666 shares of common stock, as well as warrants to purchase an additional 1,333,333 shares of common stock, which such warrants would not be exercisable until after consummation of a business combination. As a result, they would beneficially own 9,041,666 shares of common stock, or 21.6% , after consummation of this offering.

          Our management has indicated that they or their affiliates plan on purchasing up to $4 million of units in the offering. However, they are not obligated to do so and we do not have any agreements or arrangements with them requiring them to purchase such securities. Assuming these securities are not purchased, immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock. Because of this ownership block, these stockholders may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

          All of the shares of our common stock outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

•	three years following the date of this prospectus;

•	our liquidation; and

•
the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities except to their spouses and children or trusts established for their benefit, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.

          Each of Alan Kestenbaum, Ted Heilman and Michael Barenholtz has agreed with Sunrise Securities Corp. that after this offering is completed and within the first forty trading days after separate trading of the warrants has commenced, they or certain of their affiliates or designees will collectively purchase up to 2,000,000 warrants in the public marketplace at prices not to exceed $0.70 per warrant. They have further agreed that any warrants purchased by them or their affiliates or designees will not be sold or transferred until after we have completed a business combination. The warrants will trade separately on the 20th trading day after the earlier to occur of expiration of the underwriter’s over-allotment option or its exercise in full. Purchases of warrants demonstrate confidence in our ultimate ability to effect a business combination because the warrants will expire worthless if we are unable to consummate a business combination.

          Alan Kestenbaum, Michael Barenholtz and Theodore Heilman may be deemed to be our “parents” and “promoters,” as these terms are defined under the Federal securities laws.

CERTAIN TRANSACTIONS

          In December 2004, prior to the dividend described below, we issued 4,250,000 shares of our common stock to the individuals set forth below for $25,000 in cash, at an average purchase price of approximately $0.006 per share, as follows:

Name	Number of Shares	Relationship to Us
Alan Kestenbaum	2,433,000	Chief Executive Officer and Director
Michael Barenholtz	747,000	Secretary and Director
Jordan Kestenbaum	340,000	Stockholder
Arielle Kestenbaum	340,000	Stockholder
Jacob Kestenbaum	340,000	Stockholder
Ted Heilman	50,000	President and Director

Effective February 18, 2005, our board of directors authorized a stock dividend of 0.76470588 shares of common stock for each outstanding share of common stock and on March 24, 2005, our board of directors authorized a stock dividend of 0.11666666 shares of common stock for each outstanding share of common stock, effectively lowering the purchase price to approximately $0.003 per share. Our board of directors authorized these stock dividends in order to maintain our existing stockholders’ existing percentage of ownership given our determination to increase the size of this offering.

          The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares may elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow, which, except in limited circumstances, is not before three years from the date of this prospectus. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

          MI Capital, Inc., an affiliate of Alan Kestenbaum and Michael Barenholtz has advanced a total of $300,000 to us as of the date of this prospectus to cover expenses related to this offering. The loans will be payable without interest on the earlier of February 15, 2006 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering not being placed in trust.

          We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

          Other than the reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates for services rendered to us prior to or with respect to the business combination.

          All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. Moreover, it is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from unaffiliated third parties. We will not enter into a transaction with an affiliated party unless the terms of such transaction are on terms no less favorable to us than would exist between us and an unaffiliated third party in an arms length transaction.

DESCRIPTION OF SECURITIES

General

          We are authorized to issue 150,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 8,375,000 shares of common stock are outstanding, held by six recordholders. No shares of preferred stock are currently outstanding.

Units

          Each unit consists of one share of common stock and two warrants. Each warrant entitles the holder to purchase one share of common stock at $5.00 per share. The common stock and warrants will begin to trade separately on the 20th trading day after the earlier to occur of the expiration of the underwriter’s over-allotment option or its exercise in full.

Common stock

          Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Additionally, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

          We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering exercise their conversion rights discussed below.

          Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

          If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the offering if we are forced to liquidate.

          Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust fund if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust fund still have the right to exercise any warrants they continue to hold that they purchased as part of the units.

Preferred stock

          Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust fund, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

          No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of a business combination; and

•	one year from the date of this prospectus.

          The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

          We may call the warrants for redemption, including any warrants issued to the underwriters if they exercise their purchase option, with Sunrise Securities Corp.’s prior consent,

•	in whole and not in part,

•	at a price of $.01 per warrant at any time after the warrants become exercisable,

•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and

•
if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders and the weekly trading volume of our common stock has been at least 800,000 shares for each of the two calendar weeks prior to the notice of redemption.

          We have established these criteria because we believe it will provide warrant holders a premium to the initial exercise price and provide a sufficient degree of liquidity to cushion the market reaction to our redemption call. If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise his or her warrant, prior to the date scheduled for redemption, either by payment of the exercise price in cash or on a “cashless basis.” Exercises on a cashless basis enable the holder to convert the inherent value in the warrant (the fair market value of the common stock minus the exercise price of the warrant) into shares of common stock. We will establish the “value” to be converted into shares of our common stock upon exercise of the warrants on a cashless basis and provide such information in the notice of redemption. The “value” will be determined using the average reported last sale price of the common stock for the 10 trading days ending on the third business day prior to the notice of redemption to warrant holders.

          Because we may redeem the warrants only with the prior consent of Sunrise Securities Corp. and it may hold warrants subject to redemption, it may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that Sunrise Securities Corp. will consent to such redemption if it is not in its best interest even though it may be in our best interest.

          The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

          The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

          The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

          No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

          No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase Option

          We have agreed to sell to the representative of the underwriters an option to purchase up to a total of 1,675,000 units at $7.50 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus. For a more complete description of the purchase option, see the section below entitled “Underwriting—Purchase Option.”

Dividends

          We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

          The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Shares Eligible for Future Sale

          Immediately after this offering, we will have 41,875,000 shares of common stock outstanding, or 46,900,000 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 33,500,000 shares sold in this offering, or 38,525,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 8,375,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144 prior to December 23, 2005. Notwithstanding this, all of those shares have been placed in escrow and will not be transferable for a period of three years from the date of this prospectus. The shares held in escrow may be transferred by existing stockholders to certain relatives or affiliates, but must remain subject to the provisions and restrictions of the escrow agreement.

          Rule 144

          In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 418,750 shares immediately after this offering (or 469,000 if the underwriters’ exercise their over-allotment option); and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

          Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 144(k)

          Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

          SEC Position on Rule 144 Sales

          The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act when reselling the securities of a blank check company acquired prior to its initial public offering. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

          Registration Rights

          The holders of our 8,375,000 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time after the date on which these shares of common stock are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

UNDERWRITING

          In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Sunrise Securities Corp. is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

Underwriters	Number of Units
Sunrise Securities Corp.

Total

          A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

State Blue Sky Information

          We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, Maryland, New York and Rhode Island. In New York and Hawaii, we have relied on exemptions from the state registration requirements for transactions between an issuer and an underwriter involving a firm-commitment underwritten offering. In the other states, we have applied to have the units registered for sale and will not sell the units in these states until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

          If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho, Oregon and South Dakota may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

          Under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements because we will file periodic and annual reports under the Securities Exchange Act of 1934. However, states are permitted to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. The following states do not presently require any notice filings or fee payments and permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable:

•	Alabama, Arizona, Colorado, Connecticut, Florida, Georgia, Hawaii, Indiana, Louisiana, Maine, Missouri, Nevada, New York, North Carolina, Ohio, Pennsylvania, Utah, Virginia, Washington, and Wisconsin.

Additionally, the following states permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been made and fees paid:

•	Delaware, the District of Columbia, Kansas, Maryland, Michigan, New Hampshire, Rhode Island, South Carolina, Texas and Vermont.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

          Despite the exemption from state registration provided by the National Securities Markets Improvement Act, described above, the following states and territory, regardless of whether they require a filing to be made or fee to be paid, have advised us that they do not recognize this act as a basis for exempting the registration of resales in their states of securities issued in blank check offerings:

•
Alaska, Arkansas, California, Illinois, Iowa, Kentucky, Massachusetts, Minnesota, Mississippi, Montana, Nebraska, New Jersey, New Mexico, North Dakota, Oklahoma, Puerto Rico, Tennessee, West Virginia and Wyoming.

We do not intend to register the resale of the securities sold in this offering in these states.

          However, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in each of the following states, without any notice filings or fee payments, based upon the availability of another applicable exemption from the state’s registration requirements:

•	immediately in Delaware, the District of Columbia, Illinois, Kentucky, Maryland and Rhode Island;

•	commencing 90 days after the date of this prospectus in Iowa and New Mexico; and

•	commencing 180 days from the date of this prospectus in Massachusetts.

          Idaho, Oregon and South Dakota have informed us that they do not permit the resale in their states of securities issued in blank check offerings, without exception. We will amend this prospectus for the purpose of disclosing additional states, if any, which advise us that our securities will be eligible for secondary trading without registration.

Pricing of Securities

          We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $     per unit and the dealers may reallow a concession not in excess of $ per unit to other dealers.

          Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business at attractive values;

•	our capital structure;

•	an assessment of our management and their experience in identifying operating companies;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

          We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 5,025,000 additional units for the sole purpose of covering over-allotments, if any. The over- allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise that option if the underwriters sell more units than the total number set forth in the table above. If any units underlying the option are purchased, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

Commissions and Discounts

          The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per unit	Without option	With option
Public offering price	$6.00	$201,000,000	$231,150,000
Discount	$0.36	$12,060,000	$13,869,000
Non-accountable Expense Allowance(1)	$0.06	$2,010,000	$2,010,000
Proceeds before expenses(2)	$5.58	$186,930,000	$215,271,000
———————
(1)	The non-accountable expense allowance is not payable with respect to the units sold upon exercise of the underwriters’ over-allotment option.

(2)	The offering expenses are estimated at $450,000.

Purchase Option

          We have agreed to sell to the representative, for $100, an option to purchase up to a total of 1,675,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $7.50 per unit, and may be exercised on a cashless basis, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 1,675,000 units, the 1,675,000 shares of common stock and the 3,350,000 warrants underlying such units, and the 3,350,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus. However, the option may be transferred to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part of, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Warrant Solicitation Fee

          We have engaged Sunrise Securities Corp., the representative of the underwriters, on a non-exclusive basis, as our agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the SEC, we have agreed to pay the representative for bona fide services rendered a fee equal to 5% of the cash proceeds received by the Company upon exercise of the warrants, and 5% of the value of the common stock received by the holder upon a cashless exercise of the warrants, in each case, more than one year after the date of this prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative’s services may also include disseminating information, either orally or in writing, to warrant holders about us or the market for our securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

•	the market price of the underlying shares of common stock is lower than the exercise price;

•	the holder of the warrants has not confirmed in writing that the underwriters solicited the exercise;

•	the warrants are held in a discretionary account;

•	the warrants are exercised in an unsolicited transaction; or

•	the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

Regulatory Restrictions on Purchase of Securities

          Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•
Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities, so long as stabilizing bids do not exceed a specified maximum.

•
Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our securities by selling more of our securities than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our securities in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

•
Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

          Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

          Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the prices of the securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

          We have granted the representative the right to have its designee present at all meetings of our board of directors for a period of five years from the date of this prospectus. The designee will be entitled to the same notices and communications sent by us to our directors and to attend directors’ meetings, but will not have voting rights. The representative has not named a designee as of the date of this prospectus.

          Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the date of this prospectus.

Indemnification

          We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

          The validity of the securities offered in this prospectus are being passed upon for us by Meister Seelig & Fein LLP, New York, New York. Graubard Miller, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

          The financial statements included in this prospectus and in the registration statement have been audited by Marcum and Kliegman LLP, independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Marcum and Kliegman LLP are included in reliance upon their report given upon the authority of Marcum and Kliegman LLP as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

          We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

INTERNATIONAL METAL ENTERPRISES INC.
 (A Development Stage Enterprise)

Report of Independent Registered Public Accounting Firm

To the Board of Directors
International Metal Enterprises, Inc.

We have audited the accompanying balance sheet of International Metal Enterprises, Inc. (a development stage enterprise) (the “Company”) as of December 31, 2004, and the related statements of operations, changes in stockholders’ equity, and cash flows for the period December 23, 2004 (inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of International Metal Enterprises, Inc. (a development stage enterprise) as of December 31, 2004 and the results of its operations and its cash flows for the period December 23, 2004 (inception) to December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum & Kliegman LLP

New York, New York
 February 17, 2005, except for notes 8 and 9, as to which the date is March 28, 2005.

INTERNATIONAL METAL ENTERPRISES, INC.
 (A Development Stage Enterprise)

 BALANCE SHEETS

	December 31, 2004	March 31, 2005
		(unaudited)
ASSETS
Current Assets
Cash	$25,000	$21,050
Total Current Assets	25,000	21,050

Deferred Offering Costs	75,000	251,244
Deposits	—	15,000
Total Assets	$100,000	$287,294

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accrued expenses	$1,100	$1,100
Total Current Liabilities	1,100	1,100
Loan Payable — Related Party	75,000	300,000
Total Liabilities	76,100	301,100

Commitments

Stockholders’ Equity
Preferred stock, $.0001 par value; 1,000,000 shares authorized -0- issued	—	—
Common stock, $.0001 par value; 75,000,000 shares authorized, at December 31, 2004 (and 150,000,000 shares authorized at March 31, 2005), 8,375,000 issued and outstanding	838	838
Additional paid-in capital	24,162	24,162
Deficit accumulated during the development stage	(1,100)	(38,806)
Total Stockholders’ Equity	23,900	(13,806)
Total Liabilities and Stockholders’ Equity	$100,000	$287,294

The accompanying notes are an integral part of these financial statements.

INTERNATIONAL METAL ENTERPRISES, INC.
 (A Development Stage Enterprise)

 STATEMENTS OF OPERATIONS

	December 23, 2004 (inception) to December 31, 2004	For the three months ended March 31, 2005	December 23, 2004 (inception) to March 31, 2005
	(unaudited)		(unaudited)
Formation and Operating Costs	1,100	37,706	38,806

Net Loss	$(1,100)	$(37,706)	$(38,806)

Weighted Average Shares Outstanding, Basic and Diluted	8,375,000	8,375,000	8,375,000

Net Loss Per Share, Basic and Diluted	$(0.00)	$(0.00)	$(0.00)

The accompanying notes are an integral part of these financial statements.

INTERNATIONAL METAL ENTERPRISES, INC.
 (A Development Stage Enterprise)

 STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY/DEFICIENCY

 For the period from December 23, 2004 (inception) to March 31, 2005

				Deficit
				accumulated	Total
			Additional	during the	stockholders’
	Common stock		paid-in	development	Equity/
	Shares (1)	Amount	capital	stage	(Deficiency)

Common shares issued at December 23, 2004 at $0.003 per share	8,375,000	$838	$24,162	$—	$25,000
Net loss	—	—	—	(1,100)	(1,100)
Balance at December 31, 2004	8,375,000	$838	$24,162	$(1,100)	$23,900

Net loss (unaudited)	—	—	—	(37,706)	(37,706)
Balance at March 31, 2005 (unaudited)	8,375,000	$838	$24,162	$(38,806)	$(13,806)

(1)	Share amounts have been restated to reflect stock dividends of 0.76470588 and 0.11666666 shares of common stock for each outstanding share of common stock at December 31, 2004 and March 31, 2005 effected on February 17, 2005 and March 24, 2005, respectively.

The accompanying notes are an integral part of these financial statements.

INTERNATIONAL METAL ENTERPRISES, INC.
(A Development Stage Enterprise)

STATEMENTS OF CASH FLOWS

For the period from December 23, 2004 (inception) to March 31, 2005

	December 23, 2004 (inception) to December 31, 2004	For the three months ended March 31, 2005	December 23, 2004 (inception) to March 31, 2005
	(unaudited)		(unaudited)
Cash Flows From Operating Activities
Net loss	$(1,100)	$(37,706)	$(38,806)
Changes in operating assets:
Deposits	—	(15,000)	(15,000)
Changes in operating liabilities:
Accrued expenses	1,100	—	1,100
Net Cash Used in Operating Activities	$—	$(52,706)	$(52,706)

Cash Flows From Financing Activities
Proceeds from the sale of common stock	25,000	—	25,000
Proceeds from loan payable -related party	75,000	225,000	300,000
Deferred offering costs	(75,000)	(176,244)	(251,244)
Net Cash Provided by Financing Activities	25,000	48,756	73,756
Net Increase (Decrease) in Cash	$25,000	$(3,950)	$21,050

Cash, Beginning of Period	$—	$25,000	$0

Cash, End of Period	$25,000	$21,050	$21,050

The accompanying notes are an integral part of these financial statements.

INTERNATIONAL METAL ENTERPRISES, INC.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

 NOTE 1 - Organization, Business and Operations

International Metal Enterprises, Inc. (a development stage enterprise) (the “Company”) was incorporated in Delaware on December 23, 2004 as a blank check company which objective is to acquire an operating business in the metals and mining industries.

At December 31, 2004 and March 31, 2005, the Company had not yet commenced any operations. All activity through March 31, 2005 relates to the Company’s formation and the proposed public offering described below. In the opinion of management, the accompanying unaudited interim financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim period. The Company selected December 31 as its fiscal year-end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering (“Proposed Offering”) which is discussed in Note 3. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating a business combination with an operating business in the metals and mining industries (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully affect a Business Combination. Upon the closing of the Proposed Offering, at least ninety percent (90%) of the net proceeds, after payment of certain amounts to the underwriter, will be held in a trust account (“Trust Account”) and invested in government securities until the earlier of the consummation of its first Business Combination or liquidation of the Company. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Proposed Offering, including all of the officers and directors of the Company (“Founding Stockholders”), have agreed to vote their 8,375,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

INTERNATIONAL METAL ENTERPRISES, INC.
 (A Development Stage Enterprise)

 NOTES TO FINANCIAL STATEMENTS

NOTE 1 - Organization, Business and Operations - continued

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per-share interest in the Trust Account computed without regard to the shares held by Founding Stockholders.

The Company’s Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 12 months from the date of the consummation of the Proposed Offering, or 18 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 3).

NOTE 2 - Summary of Significant Accounting Policies

Income Taxes

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $374 at December 31, 2004. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance against the related assets.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

INTERNATIONAL METAL ENTERPRISES, INC.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

NOTE 2 - Summary of Significant Accounting Policies - continued

Loss Per Share

Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - Proposed Offering

The Proposed Offering calls for the Company to offer for public sale up to 33,500,000 units (“Units”). Each Unit consists of one share of the Company’s common stock, $.0001 par value, and two Redeemable Common Stock Purchase Warrants (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the completion of a business combination with a target business and one year from the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering. The Warrants will be redeemable, upon written consent of the representative of the underwriters, at a price of $.01 per Warrant upon thirty (30) days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any twenty (20) trading days within a thirty (30) trading day period ending on the third day prior to the date on which notice of redemption is given and only if the weekly trading volume of the Company’s common stock has been at 800,000 shares for each of the two calendar weeks prior to the date on which notice of redemption is given. The Company will pay the underwriters in the Proposed Offering an underwriting discount of 6% of the gross proceeds of the Proposed Offering and a non-accountable expense allowance of 1% of the gross proceeds of the Proposed Offering. The Company will also issue an option, for $100, to the representative of the underwriters in the Proposed Offering to purchase 1,675,000 Units at an exercise price of $7.50 per Unit.

NOTE 4 - Deferred Offering Costs

Deferred offering costs consist principally of underwriting and filing fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital raised.

INTERNATIONAL METAL ENTERPRISES, INC.
(A Development Stage Enterprise)

NOTES TO FINANCIAL STATEMENTS

NOTE 5 - Loan Payable - Related Party

The Company has a $75,000 loan payable from MI Capital, Inc. which is an affiliate of two of the Founding Stockholders who are also officers of the Company. Such parties have agreed that the loan is non-interest bearing and is payable on the earlier of February 15, 2006 or the consummation of the Proposed Offering (See Note 8).

NOTE 6 - Commitments

The Company presently occupies office space provided by an affiliate of a Founding Stockholder. Such affiliate has agreed that, until the acquisition of a target business by the Company, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Proposed Offering. Upon completion of a business combination or the distribution of the trust account to our public stockholders, the Company will no longer be required to pay this monthly fee.

The Company has also agreed to pay the fees and issue the securities to the underwriters in the Proposed Offering as described in Note 3 above.

NOTE 7 - Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

NOTE 8 — Note Payable - Related Party

In December of 2004, the Company received a $75,000 loan from MI Capital, Inc., an affiliate of two Founding Stockholders, who were also officers of the Company. On February 14, 2005, the Company executed a $225,000 unsecured promissory note with MI Capital, Inc. that includes the $75,000 loan. The $150,000 of the remaining proceeds of the note was received upon execution. The note is non-interest bearing and is payable on the earlier of February 15, 2006 of the consummation of the Proposed Offering.

On March 24, 2005, the Company executed an additional promissory note with MI Capital, Inc. for $75,000. This note is non-interest bearing and is payable on the earlier of February 15, 2006 or the consummation of the Proposed Offering.

NOTE 9 - Stock Dividends

Effective February 18, 2005, and March 24, 2005 the Company’s Board of Directors authorized a stock dividend of 0.76470588 and 0.11666666, respectively, shares of common stock for each outstanding share of common stock as of December 31, 2004. All references in the accompanying financial statements to the number of shares of stock have been retroactively restated to reflect the stock dividend.

On February 18, 2005, the Company’s Board of Directors authorized an amendment to its Certificate of Incorporation increasing the authorized number of shares of common stock to 120,000,000. On March 24, 2005, the Company’s Board of Directors an amendment increasing the authorized shares of common stock to 150,000,000.

          Until 2005, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

          No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$201,000,000

International Metal Enterprises, Inc.

33,500,000 Units

PROSPECTUS

Sunrise Securities Corp.

, 2005

44

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

          The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the Representative’s non-accountable expense allowance) will be as follows:

Initial Trustees’ fee	$1,000.00	(1)
SEC Registration Fee	76,000.37
NASD filing fee	65,071.26
Accounting fees and expenses	25,000.00
Printing and engraving expenses	50,000.00
Directors & Officers liability insurance premiums	75,000.00	(2)
Legal fees and expenses	125,000.00
Blue sky services and expenses	50,000.00
Miscellaneous	57,928.37	(3)
Total	$525,000.00

          (1)     In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant’s common stock, $2,400 for acting as warrant agent for the registrant’s warrants and $1,800 for acting as escrow agent.

          (2)      This amount represents the approximate amount of Director and Officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.

          (3)     This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

          Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

          Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

          ”Section 145. Indemnification of officers, directors, employees and agents; insurance.

          (a)     A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

          (b)     A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

  (c)     To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

          (d)     Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

          (e)     Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

          (f)     The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

          (g)     A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

          (h)     For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

          (i)     For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

          (j)     The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (k)     The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          Paragraph B of Article Eighth of our certificate of incorporation provides:

          ”The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

          Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriter and the Underwriter has agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

          (a)     During the past three years, we sold the following shares of common stock without registration under the Securities Act:

Stockholders	Number of Shares
Alan Kestenbaum	2,433,000
Michael Barenholtz	747,000
Jordan Kestenbaum	340,000
Arielle Kestenbaum	340,000
Jacob Kestenbaum	340,000
Ted Heilman	50,000

          Such shares were issued on December 23, 2004 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, wealthy individuals. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.006 per share. Effective February 18, 2005, and March 24, 2005, our board of directors authorized a stock dividend of 0.76470588 shares of common stock and 0.11666666 shares of common stocks, respectively, for each outstanding share of common stock, effectively lowering the purchase price to $0.003 per share. No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

          (a)     The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
1.2	Form of Selected Dealers Agreement.*
3.1	Amended and Restated Certificate of Incorporation.*
3.2	By-laws.*
4.1	Specimen Unit Certificate.
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Unit Purchase Option to be granted to Representative.*
4.5	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the
Registrant.*
5.1	Opinion of Meister Seelig & Fein LLP.*
10.1	Letter Agreement among the Registrant, Sunrise Securities Corp. and Alan Kestenbaum.*
10.2	Letter Agreement among the Registrant, Sunrise Securities Corp. and Michael Barenholtz.*
10.3	Letter Agreement among the Registrant, Sunrise Securities Corp. and Ted Heilman.*
10.4	Letter Agreement among the Registrant, Sunrise Securities Corp. and Jordan Kestenbaum.*
10.5	Letter Agreement among the Registrant, Sunrise Securities Corp. and Arielle Kestenbaum.*
10.6	Letter Agreement among the Registrant, Sunrise Securities Corp. and Jacob Kestenbaum.*
10.7	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust
Company and the Registrant.*
10.8	Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust
Company and the Initial Stockholders.*
10.9	Form of Letter Agreement between Marco Realty and Registrant regarding administrative support.*
10.10	Form of Promissory Note issued to MI Capital Inc.*
10.11	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.*
10.12	Form of Warrant Purchase Agreement between Sunrise Securities Corp. and each of Alan
Kestenbaum, Michael Barenholtz and Ted Heilman.*
23.1	Consent of Marcum and Kliegman.
23.2	Consent of Meister Seelig & Fein LLP (included in Exhibit 5.1).*
24	Power of Attorney (included on signature page of this Registration Statement).*

* Previously filed.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective:
amendment to this registration statement

		i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

		ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof)

which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

		iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 6th day of June, 2005.

INTERNATIONAL METAL ENTERPRISES, INC.

By:	/s/ Alan Kestenbaum
Alan Kestenbaum
Chief Executive Officer (Principal Executive Officer)
and Director

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Alan Kestenbaum	Chief Executive Officer (Principal	June 6, 2005
Alan Kestenbaum	executive and financial and accounting
officer) and Director

/s/ Ted Heilman	President and Director	June 6, 2005
Ted Heilman

/s/ Michael Barenholtz	Secretary and Director	June 6, 2005
Michael Barenholtz